SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EAGLE EXPLORATION COMPANY

(Name of Registrant as Specified in its Charter)

NONE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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☐	Fee paid previously by written materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EAGLE EXPLORATION COMPANY

93 Spyglass Drive

Littleton, Colorado 80123

June       , 2008

TO OUR SHAREHOLDERS:

You are cordially invited to attend a Special Meeting of Shareholders to be held on Monday, July 21, 2008, at 10:00 a.m. Denver Time, at 1625 Broadway, Suite 1600, Denver, Colorado 80202. The other directors and officers join me in extending this invitation.

The matters to be acted upon at the meeting are described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement. It is very important that your shares are represented at the meeting.

A form of proxy is enclosed. To assure that your shares will be voted at the meeting, please complete and sign the enclosed postage paid proxy, and return it promptly. No additional postage is required if mailed in the United States. Submitting your proxy will not affect your right to vote in person if you attend the meeting.

Sincerely,

EAGLE EXPLORATION COMPANY

/s/ Raymond N. Joeckel
Raymond N. Joeckel
President

Eagle Exploration Company

93 Spyglass Drive

Littleton, Colorado 80123

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on July 21, 2008

TO OUR SHAREHOLDERS:

A Special Meeting (the “Meeting”) of Shareholders of Eagle Exploration Company will be held at 1625 Broadway, Suite 1600, Denver, Colorado, on Monday, July 21, 2008, at 10:00 a.m., Denver Time, for the following purposes:

1. To consider and act upon a proposal to amend Article IV of our Articles of Incorporation to increase our authorized common stock to 100,000,000 shares;

2. To consider and act upon a proposal to amend Article IV of our Articles of Incorporation to authorize a new class of Preferred Stock consisting of 1,000,000 shares; and

3. To consider and act upon such other matters as may properly come before the Meeting and any adjournments thereof.

Only shareholders of record at the close of business on June 10, 2008, are entitled to notice of and to vote at the Meeting.

Shareholders are requested to sign and date the enclosed proxy, and return it to our offices. The proxy requires no postage if mailed in the United States.

By Order of the Board of Directors.

/s/ Raymond N. Joeckel
Raymond N. Joeckel
President
June 15, 2008

i

Eagle Exploration Company

93 Spyglass Drive

Littleton, Colorado 80123

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS, JULY 21, 2008

GENERAL INFORMATION

Your proxy in the enclosed form is solicited by the Board of Directors of Eagle Exploration Company for use at a Special Meeting of Shareholders (“Meeting”) to be held on Monday, July 21, 2008 at 10:00 a.m., Denver Time, at 1625 Broadway, Suite 1600, Denver, Colorado 80202, and at all adjournments thereof. These proxy materials were first mailed to shareholders on or about June 15, 2008.

Only shareholders of record at the close of business on June 10, 2008 will be entitled to vote at the Meeting. On that date, there were 3,072,836 shares of our common stock outstanding and entitled to vote.

All shares represented by properly executed, unrevoked proxies timely received in proper form will be voted in accordance with the directions specified thereon. Any such proxy on which no direction is specified will be voted for the amendments to our Articles of Incorporation increasing the number of shares of our authorized common stock and creating a new class of preferred stock. In addition, all proxies will be voted in accordance with the judgment of the proxy holders with respect to any other matter which may properly come before the Meeting. Any shareholder giving a proxy may revoke that proxy at any time before it is voted at the Meeting by executing a later dated proxy, by voting by ballot at the Meeting, or by filing an instrument of revocation with the inspector of election.

VOTING INFORMATION

The no par value common stock of the Company is the only class of our capital stock presently authorized and outstanding. Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on by the shareholders, which vote may be given in person or by proxy duly authorized in writing. Cumulative voting in the election of directors is not permitted. A quorum, being a majority of shares of outstanding common stock, is necessary in order for business to be transacted at the Meeting. Abstentions and broker non-votes represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion.

Proposal One. To be approved, Proposal One, the amendment to increase our authorized common stock, must receive the affirmative vote of at least two-thirds of our outstanding shares of common stock in person or by proxy at the Meeting. Proposal One is generally considered a “routine” matter under stock exchange rules. Broker non-votes will be counted as present to determine if a quorum exists and will be counted as present and entitled to vote on Proposal One.

Proposal Two. To be approved, Proposal Two, the amendment to create a new class of preferred stock must receive the affirmative vote of at least two-thirds of our outstanding shares of common stock in person or by proxy at the Meeting. Proposal Two is not considered a “routine” matter therefore broker non-votes will be counted as present to determine if a quorum exists but will not be voted on Proposal Two. Therefore abstentions and broker non-votes will have the effect of a vote against Proposal Two.

The mailing address of our principal executive office is 93 Spyglass Drive, Littleton, Colorado 80123. This Proxy Statement and the accompanying proxy card were mailed to our shareholders on or about June 15, 2008.

Our Board of Directors fixed June 10, 2008 as the record date for the determination of shareholders entitled to vote at the Meeting. Persons who were not shareholders on that date will not be allowed to vote at the Meeting.

At the close of business on June 10, 2008, there were issued and outstanding 3,072,836 shares of our common stock, our only outstanding class of voting equity securities. A majority of the shares of common stock outstanding must be represented at the Meeting in person or by proxy to constitute a quorum transaction of the business that is properly brought before the Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table shows the number of shares of our common stock beneficially owned as of June 10, 2008 by:

•	each person whom we know beneficially owns more than 5% of our common stock;

•	each director;

•	each of our executive officers; and

•	our directors and executive officers as a group.

Title of Class	Names and Addresses of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
No par value common stock	Paul M. Joeckel—director and officer 93 Spyglass Drive Littleton, Colorado 80123	309,599 shares(1) Direct	10.1%

No par value common stock	Raymond N. Joeckel—director and officer 250 El Camino Real, Suite 218 Tustin, CA 92780	-0-	—

No par value common stock	M.D. Young—director 483 Clubhouse Court Loveland, CO 80537	500 shares Direct	-0-

No par value common stock	Paul M. Joeckel—Trustee Joeckel Family Trust 93 Spyglass Drive Littleton, Colorado 80123	1,346,481 shares Direct	43.8%

No par value common stock	Norman K. Brown—5% holder 3857 46th Avenue, NE Seattle, WA 98105	344,641 shares Direct	11.2%

No par value common stock	All officers and directors as a group	1,656,580 shares Direct and options	54.0%

(1)	Includes 94,122 shares held by Joeckel Enterprises of which Paul M. Joeckel is the managing partner.

We know of no arrangement which could at a subsequent date result in a change in our control.

Except as set forth above, each person has sole investment and voting power over the shares stated as beneficially owned. We are unaware of any arrangements, including a pledge of securities, that could result in a change in our control.

PROPOSAL ONE

INCREASE AUTHORIZED COMMON STOCK

Our Board of Directors has authorized, approved, and declared advisable an amendment to our Articles of Incorporation (“Articles”) that increases the number of authorized shares of our common stock from 10,000,000 shares to 100,000,000 shares. The proposed amendment is subject to approval by our shareholders. The text of the proposed amendment which contains the increase in the authorized common stock is attached hereto as Appendix I.

The additional common stock to be authorized by the proposed amendment would have rights identical to our currently outstanding common stock. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our shareholders, including the election of directors, and except as otherwise required by law or as provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of such shares will exclusively possess all voting power. Holders of common stock do not have the right to cumulative voting for the election of directors. Subject to the preferential rights of any outstanding series of preferred stock, the holders of common stock will be entitled to such dividends as may be declared from time to time by our Board of Directors from funds legally available therefore and will be entitled to receive pro rata all of our assets available for distribution to such holders upon liquidation.

Our board believes that it is advisable and in our best interests and the best interests of our shareholders to amend the Articles in order to have available additional authorized but unissued shares of common stock in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time by us in the discretion of our board, subject to shareholder approval as may be required under Colorado law or, if then applicable, stock exchange regulations. We intend to continue to evaluate possible acquisitions. If any such acquisitions were paid for using cash or stock, we could potentially need to issue additional shares of common stock for capital raising purposes or as consideration for such acquisitions. By increasing the authorized common stock at this time, our board will then be able to respond quickly to potential business opportunities and to pursue important objectives designed to enhance shareholder value. For example, in some situations prompt action may be required which would not permit seeking shareholder approval to authorize additional shares for a specific transaction on a timely basis. Additional authorized shares will also provide us with greater flexibility to use our capital stock for various other business purposes including providing equity incentives to employees, officers, and directors and establishing strategic relationships with other companies. We do not currently have specific arrangements or plans that would involve the issuance of the proposed additional authorized shares. See “Possible Anti-Takeover Effects” below.

Required Vote

The affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock will be required to approve this proposal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 100,000,000 SHARES.

PROPOSAL TWO

CREATION OF CLASS OF PREFERRED STOCK

Our Board of Directors has authorized, approved, and declared advisable an amendment to our Articles that would create a class of preferred stock consisting of 1,000,000 shares. The proposed amendment is subject to approval by our shareholders. The text of the proposed amendment which contains the increase in the authorized common stock is attached hereto as Appendix I.

Our authorized capital stock currently consists entirely of shares of common stock. Even if Proposal One is approved by our shareholders and our authorized common stock is increased, our capital structure will remain comprised solely of common stock. Under this proposal, a class of preferred stock will be created and we will be authorized to issue up to 1,000,000 shares of preferred stock, with such preferences, powers, and rights as shall be set forth in any amendment to our Articles of Incorporation providing for the issuance thereof adopted by our Board of Directors, without further shareholder approval except as otherwise required by Colorado law or, if then applicable, stock exchange regulations.

Our Board of Directors believes that it is in our best interests and our shareholders to have the flexibility to issue preferred stock on such terms and conditions determined to be prudent at a future date if such issuance is determined to be appropriate by our Board of Directors. We may from time to time become aware of acquisition, partnership or financing opportunities that are best addressed through the issuance of preferred stock. In addition, favorable market conditions which may exist for the sale of a particular type of preferred stock could require prompt action by us on relatively short notice. Having preferred stock available for issuance eliminates the delay and expense of seeking shareholder approval at the time of the issuance of such stock. Preferred stock is particularly useful since our Board of Directors will be able to choose the exact terms of the series of preferred stock at the time of issuance to respond to investor preferences, developments in types or attributes of preferred stock, market conditions, as well as the nature of the specific transaction, without requiring additional shareholder approval. Preferred stock would also allow us to offer equity that is potentially less dilutive of the relative equity value of the holders of our common stock than would be the case if additional shares of our common stock were issued including, for example, when preferred stock is issued with redemption rights that can be exercised by us, rather than an investor.

The existence of the preferred stock would not, in and of itself, have any effect on the rights of our common shareholders. However, the issuance of one or more series of preferred stock in the future could affect the holders of our common stock in a number of respects, including the following:

•

the issuance of preferred stock may subordinate our common stock to the preferred stock in terms of dividend and liquidation rights, since preferred stock typically entitles its holders to satisfaction in full of specified dividends and liquidation rights before any payment of dividends or distribution of assets on liquidation is made on common stock;

•

if voting or conversion rights are granted to the holders of preferred stock, the voting power of our common stock will be diluted; and the issuance of preferred stock may result in a dilution of earnings per share of our present common stock.

We have no present plan or intention to issue any shares of preferred stock.

If our Board of Directors determines to issue preferred stock in the future, no further action or authorization by shareholders would be necessary prior to the issuance of such shares of preferred stock, unless such authorization is otherwise required by applicable law or stock exchange regulations.

Required Vote

The affirmative vote of the holders of at least two-thirds of our outstanding shares of common stock entitled to vote will be required to approve this approval.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE ARTICLES TO CREATE A CLASS OF PREFERRED STOCK, OF WHICH 1,000,000 SHARES WILL BE AUTHORIZED.

POSSIBLE ANTI-TAKEOVER EFFECTS

The increase in the number of authorized shares of common stock and the authorization of a class of preferred stock and the authorization of a class of preferred stock could both have anti-takeover effects, although this is not the intent of our board in proposing the amendments. For instance, our authorized but unissued common stock could be issued in one or more transactions that would make more difficult or costly, and less likely, our takeover. Dividends payable in the newly authorized common stock or rights granted to existing shareholders to purchase the newly authorized common stock at a price less than market or fair value could have anti-takeover effects. The additional shares could be used to materially dilute the percentage of stock ownership and voting power of persons seeking to obtain control of the Company. Moreover, we could use the additional shares of common stock to resist or frustrate a third party transaction providing an above-market premium that might be favored by a majority of our independent shareholders. In addition, shares of preferred stock could be issued by our Board of Directors with preferential rights as to dividends, voting, and liquidation which could have material anti-takeover consequences.

There are no plans, agreements, arrangements, understandings, or present intentions or expectations to use the additional shares of common stock, if authorized, or our preferred stock, if authorized, that may have material anti-takeover consequences. There are no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover implications.

PROPOSALS ARE NOT MUTUALLY DEPENDENT

Proposals One and Two, to increase the number of our authorized shares of common stock and to create a new class of preferred stock are separate proposals, hence shareholders may vote for one proposal but not the other, they may vote for both proposals, or they may vote against both.

The proposed Amendments to our Articles of Incorporation set forth in Appendix I thereto will be modified, if necessary, to reflect the vote of our shareholders at the Meeting before the amendments, if any, are filed with the Colorado Secretary of State.

MANNER AND EXPENSES OF SOLICITATION

Solicitation of proxies will be by mail. The total expenses of such solicitation will be borne by us and will include reimbursement of brokerage firms and others for their expenses in forwarding solicitation material regarding the Meeting to beneficial owners. Solicitation of proxies may be made by telephone or oral communication by our regular employees who will not be directly compensated.

SHAREHOLDER PROPOSALS

Under the rules of the SEC, if a shareholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 93 Spyglass Drive, Littleton, Colorado 80123 by April 1, 2009. The proposal should be sent to the attention of our Corporate Secretary.

The SEC also sets forth procedures under which shareholders may make proposals outside of the process described above in order for a shareholder to nominate persons for election as directors or to introduce an item of business at an Annual Meeting of Shareholders. These procedures require that shareholders must submit nominations or items of business in writing to our Corporate Secretary at our principal executive offices. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2009 Annual Meeting in advance of the 2009 annual meeting. Thus, we need to receive notice of your intention to introduce a nomination or to propose an item of business at our 2009 Annual Meeting no later than 45 days in advance of August 1, 2009, which is a reasonable time before we will begin printing and sending our proxy materials.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for shareholder proposals.

OTHER MATTERS

We do not know of any matters other than your Proposals set forth above to be brought before the Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Meeting, the individuals named in the enclosed proxy will use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

We will provide at no charge a copy of our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007, as filed with the Securities and Exchange Commission, to any beneficial owner of shares as of the record date. Please address your request to the attention of our President, Eagle Exploration Company, 93 Spyglass Drive, Littleton, Colorado 80123.

By Order of The Board of Directors.

EAGLE EXPLORATION COMPANY

/s/ Raymond N. Joeckel
Raymond N. Joeckel
President

Dated: June 15, 2008

APPENDIX I

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

EAGLE EXPLORATION COMPANY

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Eagle Exploration Company.

SECOND: The following amendment was adopted by the shareholders of the corporation in the manner prescribed by the Colorado Business Corporation Act on July 21, 2008.

The Articles of Incorporation are hereby amended by striking the existing Article IV and inserting in lieu thereof the following new Article IV.

ARTICLE IV

NUMBER, PREFERENCES, LIMITATIONS

AND RELATIVE RIGHTS OF CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of common stock, (the “Common Stock”), and 1,000,000 shares of preferred stock (the “Preferred Stock”). The preferences, qualifications, limitations, restrictions, and rights of each class of capital stock shall be as follows:

1.	Common Stock.

(a) Dividends. The holders of Common Stock shall be entitled to dividends when declared by the Board of Directors of the Corporation out of funds legally available therefore.

1

(b) Voting. The holders of Common Stock shall be entitled to one vote for each share of Common Stock held. The holders of Common Stock shall have the right to elect the directors of the Corporation subject to any rights given to holders of Preferred Stock. No holder of Common Stock shall be entitled to cumulative voting in the election of directors.

(c) Dissolution. In the event of dissolution, liquidation, or winding-up of the Corporation, whether voluntary or involuntary, the holders of Common Stock shall share in the remaining assets and surplus funds of the Corporation, share and share alike, after provision, if any, of rights for holders of Preferred Stock as established by the Board of Directors of the Corporation.

(d) Preemptive Rights. No holders of Common Stock shall have any preemptive rights to subscribe for shares, obligations, warrants, or other securities of the Corporation for any class, whether now or hereafter authorized.

2.	Preferred Stock.

The designations, preferences, and rights of the shares of Preferred Stock that the Corporation is authorized to issue, and the limitations thereof, are as follows:

(1) Issuance in series. The Board of Directors is authorized, subject to limitations prescribed by the law and to the provisions of this Article IV, to provide for the issuance of shares of the Preferred Stock in series and, by filing an Amendment to the Corporation’s Articles of Incorporation as adopted by the Board of Directors pursuant to the Colorado Business Corporation Act, to establish the number of shares to be included in each such series and to fix the designation, rights, preferences, and limitations of the shares of each such series. All shares of Preferred Stock shall be identical but the authorized of the Board of Directors with respect to each series shall include the authority to establish and fix the following:

(a) The number of shares initially constituting the series and the distinctive designation of that series;

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(b) The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(c) Whether the shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(d) The amount payable upon shares in the event of voluntary or involuntary liquidation;

(e) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(f) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

(g) Voting powers, if any.

Notwithstanding the fixing of the number of shares constituting a particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series.

All shares of Preferred Stock shall be identical with respect to each other except as to the foregoing relative rights and preferences described in subsections (a) through (g) of this Section 2 of Article IV, which the Board of Directors have the right to establish.

THIRD: The number of shares voted for the amendment was sufficient for approval.

3

DATED: July     , 2008

EAGLE EXPLORATION COMPANY

By:
Raymond N. Joeckel, President

ATTEST:

Paul M. Joeckel, Secretary

4

PROXY	PROXY

EAGLE EXPLORATION COMPANY

93 Spyglass Drive

Littleton, Colorado 80123

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Eagle Exploration Company acknowledges receipt of the notice of the special meeting of shareholders, to be held Monday, July 21, 2008, at 10:00 a.m., at 1625 Broadway, Suite 1600, Denver, Colorado 80202 and hereby appoints Raymond N. Joeckel and Paul M. Joeckel, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at the special meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned’s shares as follows:

1.	Proposal to approve the Amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 10,000,000 to 100,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to approve the Amendment to our Articles of Incorporation to create a class of preferred stock consisting of 1,000,000 authorized shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION, INCREASING OUR AUTHORIZED COMMON STOCK, FOR THE AMENDMENT TO OUR ARTICLES OF INCORPORATION CREATING A CLASS OF PREFERRED STOCK, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

DATED: 2008
SIGNATURE

SIGNATURE IF HELD JOINTLY

Please sign your name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. NOTE: SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES VOTED BY THIS PROXY: